UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2026

NEPHROS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32288	13-3971809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Lackawanna Place, South Orange, New Jersey 07079
(Address of principal executive offices, including ZIP code)

(201) 343-5202
(Registrant’s telephone number, including area code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	NEPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08.	Shareholder Nominations Pursuant to Exchange Act Rule 14a-11

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01.	Other Events.

On October 13, 2026, the Board of Directors (the “Board”) of Nephros, Inc. (the “Company”) set Wednesday, November 25, 2026, at 11:00 a.m., Eastern Time, as the date and time of the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), which will be held virtually via live webcast. The Board also set the close of business on September 30, 2026 as the record date for determining the stockholders entitled to notice of, and to vote at, the 2026 Annual Meeting. The matters to be voted on and instructions for attending the 2026 Annual Meeting will be set forth in the Company’s definitive proxy statement for the 2026 Annual Meeting, which will be filed with the Securities and Exchange Commission (the “SEC”).

The date of the 2026 Annual Meeting has changed by more than 30 days from the anniversary of the Company’s 2025 Annual Meeting of Stockholders, which was held on June 16, 2025 (the “2025 Annual Meeting”). In accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of this change. As a result, the deadlines for stockholder proposals and director nominations set forth in the Company’s proxy statement for the 2025 Annual Meeting no longer apply. The revised deadlines described below apply instead.

Under Rule 14a-8 under the Exchange Act (“Rule 14a-8”), because the date of the 2026 Annual Meeting has changed by more than 30 days from the anniversary of the 2025 Annual Meeting, a stockholder proposal must be received a reasonable time before the Company begins to print and send its proxy materials in order to be considered for inclusion in the Company’s proxy statement and form of proxy. Accordingly, Rule 14a-8 proposals must be received by the Company no later than the close of business on October 23, 2026. Such proposals must also comply with all requirements of Rule 14a-8, including those relating to eligibility and subject matter.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. That notice must be provided no later than October 23, 2026, which is the later of (i) the 60th calendar day prior to the date of the 2026 Annual Meeting (September 26, 2026) and (ii) the 10th calendar day following the day on which the Company first publicly announced the date of the 2026 Annual Meeting, which was the date of this Current Report on Form 8-K.

Under Rule 14a-4(c) under the Exchange Act, the Company may use discretionary voting authority conferred by proxies on any stockholder proposal that is presented at the 2026 Annual Meeting but not included in the Company’s proxy statement, unless the Company receives notice of the proposal a reasonable time before it sends its proxy materials. The Company has determined that, for purposes of Rule 14a-4(c), notice of such a proposal will be considered timely only if it is received by the close of business on October 23, 2026.

All proposals, nominations and notices described above must be delivered to the Company’s principal executive offices at 380 Lackawanna Place, South Orange, New Jersey 07079, Attention: Chief Executive Officer. They must also comply with all applicable SEC rules and regulations. To avoid controversy, stockholders should submit them by means, including electronic means, that permit them to prove the date of delivery. Any adjournment or postponement of the 2026 Annual Meeting, or any public announcement of an adjournment or postponement, will not begin a new time period for, or extend, any of the deadlines described above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Nephros, Inc. Press Release, dated October 13, 2026.
104	Cover Page Interactive Data File (embedded M2 Compliance within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

Dated: October 13, 2026	By:	/s/ Judy Krandel
Judy Krandel
Chief Financial Officer